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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 11, 2004

KMG Chemicals, Inc. (Exact name of registrant as specified in its charter)
TEXAS (State or other jurisdiction of incorporation)	000-29278 (Commission File Number)	75-2640529 (IRS Employer Identification No.)
10611 Harwin Drive, Suite 402, Houston, Texas (Address of principal executive offices)		77036 (Zip Code)
Registrant's telephone number, including area code 713-988-9252
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.01 Changes in Registrant's Certifying Accountant

        KMG Chemicals, Inc. (KMG) received written notice on November 11, 2004 from Deloitte & Touche LLP that it resigned as the independent auditors of the company. KMG has been informed by Deloitte & Touche LLP that the reasons for its action are not related to any disagreements between KMG and Deloitte & Touche LLP on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

        Deloitte & Touche LLP has been the independent auditors of the company in each of the two most recent past fiscal years ending July 31, 2004. The reports of Deloitte & Touche LLP on KMG's financial statements for each of those past two fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During those two most recent fiscal years through the date of resignation, there have been no disagreements between KMG and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

        During two most recent fiscal years and through the date of resignation, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. KMG has provided to Deloitte & Touche LLP a copy of this disclosure and has requested Deloitte & Touche LLP to furnish KMG with a letter addressed to the Securities and Exchange Commission stating whether Deloitte & Touche LLP agrees with the statements made by KMG in this report.

        The letter from Deloitte & Touche LLP to KMG is attached as Exhibit 16.1.

Item 9.01 Exhibits

16.1
Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated November 15, 2004

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.
By:	/s/ DAVID L. HATCHER David L. Hatcher, President	Date: November 15, 2004

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  Item 4.01 Changes in Registrant's Certifying Accountant
  Item 9.01 Exhibits
SIGNATURES